UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

SOMAXON PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Stevens Ave., Solana Beach, CA		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Somaxon Pharmaceuticals, Inc. (“Somaxon”) has entered into an Agreement and Plan of Merger, dated as of December 10, 2012 (the “Merger Agreement”) with Pernix Therapeutics Holdings, Inc., a Maryland corporation (“Pernix”), and Pernix Acquisition Corp. I, a Delaware corporation and a wholly owned subsidiary of Pernix (“Merger Sub”).

The Merger Agreement provides for Merger Sub to merge with and into Somaxon (the “Merger”), with Somaxon surviving as a wholly owned subsidiary of Pernix. The Boards of Directors of each of Somaxon and Pernix have unanimously approved the Merger.

Under the Merger Agreement, at the effective time of the Merger, each outstanding share of Somaxon common stock (other than shares held by Pernix, Merger Sub, any wholly owned subsidiary of Pernix or Merger Sub or in Somaxon’s treasury, which shall be cancelled without any conversion thereof or payment thereto), will be converted into the right to receive shares of Pernix common stock equal to ((x) 25,000,000 divided by (y) the volume-weighted average trading price of Pernix’s common stock over the 30 trading day period ending on the day immediately prior to the closing) divided by ((A) the total number of shares of Somaxon common stock outstanding, plus (B) the total number of Somaxon shares issuable upon the exercise or conversion of all outstanding in-the-money options (calculated on a net settlement basis), warrants (calculated on a net settlement basis) and restricted stock units), provided that the aggregate number of shares of Pernix common stock issuable as Merger consideration shall be no less than 2,777,778 shares and no greater than 4,166,667 shares. No fractional shares of Pernix common stock shall be issued in the Merger and Somaxon stockholders who would otherwise have been entitled to receive a fraction of a share (after taking into account all Somaxon shares exchanged by such holder) will receive cash in lieu of fractional shares.

The Merger is subject to the approval of the stockholders of Somaxon and other customary conditions including, among other things: (i) the effectiveness of a registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the “Commission”) covering the shares of Pernix common stock to be issued in the Merger; and (ii) approval for listing on the NYSE MKT LLC of the shares of Pernix common stock to be issued in the Merger. For each of Somaxon and Pernix, the obligation to close the Merger is also subject to the accuracy of representations and warranties of, and compliance with covenants by, the other party as set forth in the Merger Agreement, subject to specified materiality exceptions.

The Merger Agreement provides that Somaxon and Pernix may mutually agree to terminate the Merger Agreement before completing the Merger. In addition, either Somaxon or Pernix may terminate the Merger Agreement if: (i) the Merger is not consummated by June 10, 2013; (ii) a court or other governmental entity issues a final order prohibiting the Merger; (iii) Somaxon stockholders fail to adopt the Merger Agreement; or (iv) the other party breaches the Merger Agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the Merger, subject to the right of the breaching party to cure the breach. In the event that Somaxon terminates the Merger Agreement due to a breach by Pernix or Merger Sub, Pernix may be obligated to pay up to an aggregate of $300,000 of Somaxon’s expenses incurred in pursuing the Merger.

Pernix may also terminate the Merger Agreement prior to the adoption of the Merger Agreement by the Somaxon stockholders if the Somaxon board of directors withdraws, modifies or proposes publicly to withdraw or modify its approval or recommendation with respect to the Merger or approves, recommends or proposes to approve or recommend any alternative proposal with a third party. The Merger Agreement also prohibits Somaxon from soliciting or participating in discussions with respect to alternative takeover proposals, other than unsolicited proposals which the directors’ fiduciary duties may obligate them to pursue. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, Somaxon may be obligated to pay Pernix a termination fee equal to $1.0 million.

Each of Somaxon and Pernix have agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants with respect to the conduct of their respective businesses during the interim period between the execution of the Merger Agreement and consummation of the Merger.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated in Item 1.01 of this Current Report on Form 8-K by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The above description of the Merger Agreement and the copy of the Merger Agreement attached hereto have been included to provide investors with summary information regarding its terms. The Merger Agreement contains representations and warranties made by and to the parties thereto. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and may be subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 7.01	Regulation FD Disclosure

Somaxon and Pernix have issued a joint press release announcing the execution of the Merger Agreement. The joint press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing information in Item 7.01 of this Current Report on Form 8-K, together with the press release attached hereto as Exhibit 99.1, is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated December 10, 2012 by and among Pernix Therapeutics Holdings, Inc., Pernix Acquisition Corp. I and Somaxon Pharmaceuticals, Inc.

99.1	Joint Press Release dated December 11, 2012 by Pernix Therapeutics Holdings, Inc. and Somaxon Pharmaceuticals, Inc.

* Schedules, annexes and similar supporting attachments or agreements to the Merger Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. Somaxon agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: December 11, 2012	By:	/s/ Matthew W. Onaitis
	Name:	Matthew W. Onaitis
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated December 10, 2012 by and among Pernix Therapeutics Holdings, Inc., Pernix Acquisition Corp. I and Somaxon Pharmaceuticals, Inc.

99.1	Joint Press Release dated December 11, 2012 by Pernix Therapeutics Holdings, Inc. and Somaxon Pharmaceuticals, Inc.

*Schedules, annexes and similar supporting attachments or agreements to the Merger Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. Somaxon agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Commission upon request.